UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

Talen Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-37388	47-1197305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Hamilton Street, Suite 150, Allentown, PA 18101-1179

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 211-6011

Talen Energy Supply, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-32944	23-3074920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Hamilton Street, Suite 150, Allentown, PA 18101-1179

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 211-6011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 6, 2016 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of June 2, 2016 (the “Merger Agreement”), by and among RPH Parent LLC (“RPH”), SPH Parent LLC (“SPH”), CRJ Parent LLC (“CRJ” and collectively with RPH and SPH, “Parent”), RJS Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Talen Energy Corporation (the “Company”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company is privately owned by Raven Power Holdings LLC (“Raven”), Sapphire Power Holdings LLC (“Sapphire”) and C/R Energy Jade, LLC (“Jade” and together with Raven and Sapphire, the “Sponsor Entities”), which are affiliates of Riverstone Holdings LLC (“Riverstone”).

The merger became effective at 8:02 a.m. on December 6, 2016, and at such time, each share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) was cancelled and converted into the right to receive $14.00 in cash (the “Merger Consideration”), other than shares of Common Stock held by the Sponsor Entities that were converted into shares of the surviving corporation upon completion of the Merger (the “Excluded Shares”).

The foregoing is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Talen Energy Corporation’s Current Report on Form 8-K filed on June 6, 2016 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

New Term Loan B Credit Facility

On December 6, 2016, Talen Energy Supply, LLC (the “Borrower”) entered into a senior secured term loan B credit agreement (the “Term Loan B Credit Agreement”) with the various lenders party thereto and Goldman Sachs Bank USA, as administrative agent (the “Agent”). The Term Loan B Credit Agreement is a senior secured facility that will rank pari-passu with the existing first lien revolving credit facility of Talen Energy Supply, LLC (the “Talen Energy Supply RCF”).

The Term Loan B Credit Agreement provides for a $600 million facility consisting of term loans, which were drawn on December 6, 2016 (the “Closing Date”) and are scheduled to mature seven years from the Closing Date. The term loans under the Term Loan B Credit Agreement will amortize in equal quarterly installments of 0.25% of the original principal amount, with the balance payable on the final maturity date.

The Borrower may elect that the loans under the Term Loan B Credit Agreement bear interest at a rate per annum equal to a margin over either (a) a base rate, determined by reference to the highest of (1) the Agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1.00% and (3) the LIBOR for a one-month interest period plus 1.00% or (b) a LIBOR, subject to a 1.00% floor, determined by reference to the Reuters LIBOR for the interest period relevant to such borrowing. The margin for the Term Loan B Credit Agreement is 4.00% for base rate loans and 5.00% for LIBOR loans.

The Borrower will have the ability to voluntarily repay the outstanding loans under the Term Loan B Credit Agreement upon terms usual and customary for facilities of this type, provided that in the case of optional prepayments in connection with a refinancing or an amendment resulting in a lower effective yield for the first twelve months (other than any such transaction in connection with a change of control or certain other extraordinary sale and acquisition transactions), there shall be a 1.00% prepayment premium. Subject to certain customary exceptions, the Term Loan B Credit Agreement is subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from incurrences of non-permitted debt; and (c) beginning with the fiscal year ending 2017, a customary annual excess cash flow sweep, starting at 50% of annual excess cash flow (with step-downs to 25% and 0% based upon achievement of specified senior secured leverage ratios).

The Term Loan B Credit Agreement contains covenants, events of default and other terms and provisions that are based on and generally consistent with the Talen Energy Supply RCF, with modifications to reflect the term loan facility structure and other changes to the negative covenants and certain other terms that were agreed with the lenders. Unlike the Talen Energy Supply RCF, the Term Loan B Credit Agreement does not include any financial maintenance covenants.

The obligations under the Term Loan B Credit Agreement are guaranteed by the same subsidiary guarantors that support, and secured by the same security interests that secure, the Talen Energy Supply RCF. The Term Loan B Credit Agreement also provides a negative pledge with respect to Sapphire Power Generation Holdings, LLC.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on December 6, 2016 that the certificate of merger had been filed with the Secretary of State of the State of Delaware and that, at 8:02 a.m. on December 6, 2016, each share of Common Stock other than the Excluded Shares was cancelled and converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE delist the Common Stock at the open of business on December 6, 2016, and, as a result, trading of Common Stock on the NYSE was suspended as of the open of business on December 6, 2016. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

At 8:02 a.m. on December 6, 2016, each holder of shares of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than holders of the Excluded Shares) ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration).

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of the Sponsor Entities. The Sponsor Entities are affiliated with investment funds advised by Riverstone.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $1.3 billion, which was funded through a combination of cash from the Company and/or its subsidiaries and proceeds from the debt financing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Directors

Effective upon completion of the Merger, Carl Williams, Michael Hoffman, James Hackett and Ralph Alexander, each of whom was a director of Merger Sub, became the directors of the Company. As a result of the Merger, Frederick M. Bernthal, Edward J. Casey Jr., Philip G. Cox, Paul A. Farr, Louise K. Goeser and Stuart E. Graham are no longer directors of the Company.

Officers

At the effective time of the Merger, the following named executive officers of the Company ceased to be an executive officer of the Company: Paul A. Farr, Clarence Hopf, Jeremy McGuire and James Schinski. Ralph Alexander has been elected President and Chief Executive Officer of the Company and Alejandro Hernandez has been elected Executive Vice President and Chief Financial Officer of the Company.

Compensation Committee Actions

On December 1, 2016, the Compensation, Governance and Nominating Committee of the Board of Directors of the Company (“Compensation Committee”) approved the forms of RSU award agreements attached hereto as Exhibits 10.1 and 10.2. These forms were used for awards approved by the Compensation Committee on the same date and granted on December 5, 2016. Messrs. Rausch and Schinski received the form of agreement attached as Exhibit 10.1, which is substantially similar to the form of RSU agreement used for prior annual equity awards, but provides that the RSUs convert to a cash-based award at the Effective Time. Messrs. Farr, McGuire, and Hopf received agreements substantially in the form attached as Exhibit 10.2, which is substantially identical to Exhibit 10.1, but also contains certain restrictive covenants.

The Compensation Committee also approved a form of amendment, attached hereto as Exhibit 10.3, to performance unit award agreements for Messrs. Farr, McGuire, Hopf, and Rausch (the “Senior Executives”). As provided in the Merger Agreement and previously disclosed in the Company’s public filings, a pro-rata portion of the performance units held by the Senior Executives (determined based on the relative portion of the applicable performance period that has elapsed as of the Effective Time) were canceled and terminated at the Effective Time in exchange for an amount in cash, based on the number of shares of Company common stock subject to the award and the Merger Consideration, and otherwise upon the terms and subject to the conditions set forth in the Merger Agreement. In addition, pursuant to the amendments, the remaining number of shares of Company common stock subject to the Senior Executives’ performance unit awards (assuming target achievement of the applicable performance goals) were converted into cash-based retention awards, which generally will vest in accordance with the terms of the Senior Executives’ performance unit award agreements.

The foregoing description of the forms of RSU award agreements and form of performance unit award agreement amendment is summary in nature and is qualified by reference to the full text of the forms, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

At the effective time of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated in the form of the certificate of incorporation filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At the effective time of the Merger, the bylaws of the Company were amended and restated in the form of the bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 8 – Other Events

Item 8.01	Other Events.

On December 6, 2016, the Company issued a press release announcing the completion of the Merger. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	-	Agreement and Plan of Merger, dated as of June 2, 2016, by and among Talen Energy Corporation, RPH Parent LLC, SPH Parent LLC, CRJ Parent LLC, and RJS Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Talen Energy Corporation’s Current Report on Form 8-K filed on June 6, 2016)

3.1 3.2	- -	Second Amended and Restated Certificate of Incorporation of Talen Energy Corporation Bylaws of Talen Energy Corporation, adopted December 6, 2016

10.1	-	Form of Restricted Stock Unit Agreement

10.2	-	Form of Restricted Stock Unit Agreement

10.3	-	Form of Amendment No. 1 to Talen Energy 2015 Stock Incentive Plan Performance Unit Agreement

99.1	-	Talen Energy Corporation Press Release dated December 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Thomas G. Douglass, Jr.
Thomas G. Douglass, Jr.
General Counsel and Secretary

TALEN ENERGY SUPPLY, LLC

By:	/s/ Thomas G. Douglass, Jr.
Thomas G. Douglass, Jr.
General Counsel and Secretary

Dated: December 6, 2016